SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                              December 12, 2005
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 2.06. Material Impairments
SIGNATURES

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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C., 20549

ITEM 2.06. MATERIAL IMPAIRMENTS

      (a)	In November, 2005, voters in Livermore, California defeated an initiative by a wholly-owned subsidiary of Weyerhaeuser Company to annex and
re-zone its Las Positas property.   The property contains approximately 1,400
acres and is currently zoned for 20-acre tracts, although the current zoning is unapproved. After reviewing its options with respect to the property, the Company has decided to hold the property indefinitely for future development.

      On December 12, 2005, the company determined that a charge for impairment of the Las Positas property is required.

      (b) The company estimates the impairment charge required for the Las Positas property to be approximately $33 million, pre-tax.

      (c) The company does not expect to incur future cash expenditures in connection with the impairment charge.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEYERHAEUSER COMPANY

                                     By   /s/ Steven J. Hillyard
                                          ---------------------------
                                     Its: Vice President and
                                          Chief Accounting Officer
Date:  December 12, 2005
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